Exhibit 99.1
N-able Announces Third Quarter 2021 Results
Third Quarter Subscription Revenue Increased 17% Year-Over-Year

TTM Dollar-Based Net Retention Rate of 110% Reflects Strong Expansion

Customers Representing $50K ARR or More Grew 25% Year-Over-Year

WAKEFIELD, Massachusetts - November 9, 2021 - N-able, Inc. (NYSE:NABL), the purpose-built technology partner for managed services providers (MSPs), today reported results for its third quarter ended September 30, 2021.

"I want to express my gratitude to the entire N-able team for their focus on operational execution in the third quarter as we finalized becoming an independent company," said N-able President and CEO John Pagliuca. "I believe N-able is well-positioned in a dynamic industry with strong growth potential. The digital evolution is accelerating with SMEs looking to increase productivity, collaboration, and security as they look to differentiate for a new hybrid workforce. Our MSPs are looking to us to support them with both the technology and the tools that will enable them to land, expand, and retain their customers who are relying on them for proactive and recurring IT services. As the N-able brand gains traction, we continue to improve and refine the ‘Why N-able’ story by demonstrating the unique benefits of our platform to MSP partners around the world."

"We saw continued robust demand for our security and data protection offerings, contributing to total revenue growth of 16 percent year-over-year that exceeded the high end of our outlook," added N-able Executive Vice President & CFO Tim O’Brien. "Our trailing twelve months dollar-based net retention rate remained steady at 110 percent, reflecting healthy expansion across our partner base, while our number of large customers, which we define as those with $50,000 of ARR or more on our platform at quarter-end, increased 25 percent year-over-year and now represents 46 percent of our total ARR. As we look ahead, we are optimistic that the investments we’ve been making this year will contribute to continued growth in our business in 2022. We will continue to execute on our strategic product and go-to-market initiatives to further our value to all of our stakeholders."

Third quarter 2021 financial highlights:
•Total revenue of $88.4 million, representing approximately 16% year-over-year growth.
•Subscription revenue of $86.1 million, representing approximately 17% year-over-year growth.
•GAAP gross margin of 86.1% and non-GAAP gross margin of 87.7%.
•GAAP net income of $1.9 million, or $0.01 per diluted share, and non-GAAP net income of $17.2 million, or $0.10 per diluted share.
•Adjusted EBITDA of $29.7 million, representing an adjusted EBITDA margin of 33.6%.
For a reconciliation of our GAAP to non-GAAP results, please see the tables below.
Additional highlights for the third quarter of 2021 include:

•In the third quarter, N-able was awarded the Overall Category Win for Best in Class, MSP Platforms category from CRN, a brand of the Channel Company, during this year’s CRN Annual Report Card (ARC) Awards.

•N-able's Mail Assure email security solution received a top result in an independent test conducted by the Virus Bulletin, an industry renowned test laboratory. Mail Assure received the highest award VBSpam+ rating in September 2021, from the VBSpam test that takes into consideration various types of unwanted and dangerous email, with a malware catch rate of 100.00%, and zero false positives.

•N-able completed its spin-off from SolarWinds Corporation on July 19th and began trading on the NYSE under ticker NABL on July 20th.
Balance Sheet
At September 30, 2021, total cash and cash equivalents were $61.6 million and total debt was $339.3 million.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its quarterly report on Form 10-Q for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.” In addition, through July 19, 2021, the date of completion of N-able’s separation from SolarWinds Corporation (“SolarWinds”), N-able operated as part of SolarWinds and the financial results for the periods through such date have been prepared from SolarWinds’ historical accounting records and presented on a stand-alone basis as if N-able’s business’ operations had been conducted independently from SolarWinds. While the allocations and estimates in these carve-out financials are based on assumptions that N-able’s management believes are reasonable, the financial results presented may not be indicative of the financial position, results of operations and cash flows of N-able in the future or if N-able had been a separate, stand-alone publicly traded entity during the periods presented. N-able’s financial results for the period from July 20, 2021 through September 30, 2021 are based on our reported results as a stand-alone company.
Financial Outlook
As of November 9, 2021, N-able is providing its financial outlook for the fourth quarter of 2021 and full year 2021. The financial information below represents forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense (benefit), interest expense, net, unrealized foreign currency (gains) losses, acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
Financial Outlook for the Fourth Quarter of 2021
N-able management currently expects to achieve the following results for the fourth quarter of 2021:
•Total revenue in the range of $88.5 to $89.0 million, representing approximately 11% year-over-year growth.
•Adjusted EBITDA in the range of $27.5 to $28.0 million, representing approximately 31.1% to 31.5% of total revenue.
Financial Outlook for Full-Year 2021
N-able management raised expectations for the full year 2021 to the following:
•Total revenue in the range of $345.5 to $346.0 million, representing approximately 14% year-over-year growth.
•Adjusted EBITDA in the range of $113.1 to $113.6 million, representing approximately 32.7% to 32.8% of total revenue.
Additional details on the company's outlook will be provided on the conference call.
Conference Call and Webcast
In conjunction with this announcement, N-able will host a conference call today to discuss its financial results, business and business outlook at 8:30 a.m. ET on November 9, 2021. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A live dial-in will be available domestically at (844) 200-6205 and internationally at + 44 204 525 0658. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference passcode 840338 to gain access to the conference call. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the third quarter, full year 2021, and expectations for 2022. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the recently completed separation of N-able into a newly created and separately traded public company, including that the spin-off could disrupt or adversely affect our business, results of operations and financial condition, that the spin-off may not achieve some or all of any anticipated benefits with respect to our business, or that the distribution, together with certain related transactions, may not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, which could result in SolarWinds, N-able and SolarWinds stockholders being subject to significant tax liabilities, and, in certain circumstances, requiring us to indemnify SolarWinds for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement; (b) the possibility that the global COVID-19 pandemic may adversely affect our business, results of operations and financial condition; (c) risks that cyberattacks and other security incidents may result, in compromises or breaches of our, our MSP partners’, or their SME customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our MSP partners’, or their SME customers’ environments, the exploitation of vulnerabilities in our, our MSP partners’, or their SME customers’ security, the theft or misappropriation of our, our MSP partners’, or their SME customers’ proprietary and confidential information, and interference with our, our MSP partners’, or their SME customers’ operations, exposure to legal and other liabilities, higher MSP partner and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (d) risks related to the SolarWinds cyber incident disclosed in December 2020 (the “Cyber Incident”), including with respect to (1) the discovery of new or different information regarding the Cyber Incident, including with respect to its scope, the threat actor’s access to our environment and its related activities during such period, and the related impact on our systems, solutions, current or former employees and MSP partners, (2) the possibility that our mitigation and remediation efforts with respect to the Cyber Incident may not be successful, (3) the possibility that additional confidential, proprietary or personal information, including information of N-able’s current or former employees and MSP partners, was accessed and exfiltrated as a result of the Cyber Incident, (4) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident or SolarWinds’ response thereto, including with respect to providing notices to any impacted individuals, may result in the loss, compromise or corruption of data and proprietary information, loss of business as a result of termination or non-renewal of agreements or reduced purchases or upgrades of our solutions, severe reputational damage adversely affecting MSP partner and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, U.S. or foreign regulatory investigations and enforcement actions, litigation, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation and the incurrence of other liabilities, and (6) the possibility that our steps to secure our internal environment, improve our product development environment and protect the security and integrity of the software that we deliver to our MSP partners may not be successful or sufficient to protect against future threat actors or attacks or perceived by existing and prospective MSP partners as sufficient to address the harm caused by the Cyber Incident; (e) any of the following factors either generally or as a result of the impacts of the Cyber Incident or the global COVID-19 pandemic on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our MSP partners, their end-customers and our prospective MSP partners: (1) reductions in information technology spending or delays in purchasing decisions by our MSP partners, their end-customers and our prospective MSP partners, (2) the inability to sell solutions to new MSP partners or to sell additional solutions or upgrades to our existing partners, (3) any decline in our renewal or net retention rates, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new solutions, solutions upgrades or pricing model changes by N-able or its competitors, (6) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity, and (7) risks associated with our international operations; (f) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to support our business or expand our operations; (g) risks related to our ability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (h) our status as a controlled company; (i) risks related to our limited operating history as a stand-alone public company; and (j) risks associated with indebtedness, including potential restrictions on our operations and the impact of events of default; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in the final Information Statement included in N-able’s registration statement on Form 10 (File No. 001-40297), which was declared effective by the SEC on June 25, 2021, a copy of which was furnished as exhibit 99.3 to the Form 8-K N-able filed with the SEC on July 12, 2021; N-able’s Quarterly Report on Form 10-Q for the period ended June 30, 2021 that N-able filed with the SEC on August 12, 2021; as well as those that will be discussed in the Quarterly Report on Form 10-Q for the period ended September 30, 2021 that N-able anticipates filing on or about November 12, 2021. All information provided in this release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
N-able also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
N-able's management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross margin, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, acquisition related costs, spin-off costs and restructuring costs and other. Management believes these measures are useful for the following reasons:
•Stock-Based Compensation Expense and Related Employer-paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able’s stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Acquisition Related Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. In addition, we exclude certain other costs including expense related to the take private transaction of SolarWinds in early 2016 and public offerings of shares of SolarWinds common stock in 2018 and 2019. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude acquisition related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.

•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental separation costs incurred by us related to the spin-off. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP gross profit and non-GAAP operating income, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding common shares.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense (benefit), interest expense, net, unrealized foreign currency (gains) losses, acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our related party debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, spin-off exploration costs, restructuring costs, employer-paid payroll taxes on stock awards and other one time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
About N-able
N-able (formerly SolarWinds MSP) empowers managed services providers (MSPs) to help small and medium enterprises navigate the digital evolution. With a flexible technology platform and powerful integrations, N-able makes it easy for MSPs to monitor, manage, and protect their end-customer systems, data, and networks. N-able’s growing portfolio of security, automation, and backup and recovery solutions is built for IT services management professionals. N-able simplifies complex ecosystems and enables customers to solve their most pressing challenges. N-able provides extensive, proactive support—through enriching partner programs, hands-on training, and growth resources—to help MSPs deliver exceptional value and achieve success at scale.

© 2021 N-able, Inc. All rights reserved.

Source: N-able, Inc.
Category: Financial

CONTACTS:

Investors:	Media:
Howard Ma Phone: 512.498.6707 ir@n-able.com	Kim Cecchini Phone: 919.957.5019 pr@n-able.com

N-able, Inc.
Consolidated and Combined Balance Sheets
(In thousands)
(Unaudited)

	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$61,572	$99,790
Accounts receivable, net of allowances of $1,049 and $751 as of September 30, 2021 and December 31, 2020, respectively	36,254	29,086
Income tax receivable	2,363	1,262
Prepaid and other current assets	13,593	5,584
Total current assets	113,782	135,722
Property and equipment, net	33,254	19,590
Operating lease right-of-use assets	42,426	13,697
Deferred taxes	3,316	2,982
Goodwill	850,445	874,083
Intangible assets, net	10,571	27,374
Other assets, net	8,771	6,287
Total assets	$1,062,565	$1,079,735
Liabilities and parent company net investment
Current liabilities:
Accounts payable	$5,471	$5,542
Due to affiliates	583	8,023
Accrued liabilities and other	30,897	21,976
Current operating lease liabilities	4,990	2,860
Accrued related party interest payable	—	2,477
Income taxes payable	2,377	4,447
Current portion of deferred revenue	10,144	9,502
Current debt obligation	3,500	—
Total current liabilities	57,962	54,827
Long-term liabilities:
Due to affiliates	—	372,650
Deferred revenue, net of current portion	220	168
Non-current deferred taxes	3,754	5,846
Non-current operating lease liabilities	46,464	14,641
Long-term debt, net of current portion	335,846	—
Other long-term liabilities	412	406
Total liabilities	444,658	448,538
Commitments and contingencies (Note 8)
Stockholders’ equity:
Common stock, $0.001 par value: 550,000,000 shares authorized and 178,734,321 and no shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	179	—
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	—	—
Parent company net investment	—	582,206
Additional paid-in capital	595,090	—
Accumulated other comprehensive income	24,567	48,991
Accumulated deficit	(1,929)	—
Total stockholders' equity	617,907	631,197
Total liabilities and stockholders' equity	$1,062,565	$1,079,735

N-able, Inc.
Consolidated and Combined Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Subscription and other revenue	$88,423	$76,299	$256,953	222,991
Cost of revenue:
Cost of revenue	11,279	9,839	34,366	28,366
Amortization of acquired technologies	1,017	6,181	4,758	18,056
Total cost of revenue	12,296	16,020	39,124	46,422
Gross profit	76,127	60,279	217,829	176,569
Operating expenses:
Sales and marketing	30,178	21,017	80,390	58,424
Research and development	14,649	10,413	39,192	31,933
General and administrative	19,888	13,661	61,480	35,190
Amortization of acquired intangibles	1,640	6,027	11,935	17,761
Total operating expenses	66,355	51,118	192,997	143,308
Operating income	9,772	9,161	24,832	33,261
Other expense:
Interest expense, net	(3,111)	(6,724)	(15,711)	(21,459)
Other expense, net	(884)	(292)	(1,467)	(458)
Total other expense	(3,995)	(7,016)	(17,178)	(21,917)
Income before income taxes	5,777	2,145	7,654	11,344
Income tax expense	3,904	3,274	9,597	8,560
Net income (loss)	$1,873	$(1,129)	$(1,943)	$2,784
Net income (loss) available to common stockholders	$1,873	$(1,129)	$(1,943)	$2,784
Net income (loss) available to common stockholders per share:
Basic earnings (loss) per share	$0.01	$(0.01)	$(0.01)	$0.02
Diluted earnings (loss) per share	$0.01	$(0.01)	$(0.01)	$0.02
Weighted-average shares used to compute net income (loss) available to common stockholders per share:
Shares used in computation of basic earnings (loss) per share:	174,468	158,124	163,601	158,124
Shares used in computation of diluted earnings (loss) per share:	175,752	158,124	163,601	158,124

N-able, Inc.
Consolidated and Combined Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities
Net (loss) income	$1,873	$(1,129)	$(1,943)	$2,784
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	5,769	14,300	25,058	41,760
Provision for doubtful accounts	1,049	—	1,549	1,389
Stock-based compensation expense	11,939	6,165	20,962	12,081
Deferred taxes	(45)	(872)	(2,426)	(2,594)
Amortization of debt issuance costs	324	—	324	—
Operating lease right-of-use assets, net	(3,428)	879	1,807	(2,797)
Loss on foreign currency exchange rates	728	273	1,195	1,359
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(6,908)	203	(8,235)	(3,194)
Income tax receivable	(947)	(576)	(1,100)	(546)
Prepaid expenses and other assets	(4,184)	967	(10,301)	172
Accounts payable	3,598	726	(1,738)	498
Due to and from affiliates	(20,018)	828	(7,834)	5,902
Accrued liabilities and other	12,763	3,878	12,646	5,414
Accrued related party interest payable	(438)	(1,585)	(2,477)	4,636
Income taxes payable	181	1,013	(2,016)	(980)
Deferred revenue	814	499	688	497
Other long-term liabilities	—	(363)	—	3,132
Net cash provided by operating activities	3,070	25,206	26,159	69,513
Cash flows from investing activities
Purchases of property and equipment	(6,652)	(2,263)	(19,409)	(6,418)
Purchases of intangible assets	(668)	(913)	(2,920)	(2,746)
Net cash used in investing activities	(7,320)	(3,176)	(22,329)	(9,164)
Cash flows from financing activities
Proceeds from Private Placement, net of $9,000 of issuance costs	216,000	—	216,000	—
Distribution of net proceeds from Private Placement to Parent	(216,000)	—	(216,000)
Payments of tax withholding obligations related to restricted stock	(381)	—	(381)	—
Exercise of stock options	18	—	18	—
Proceeds from Credit Agreement	350,000	—	350,000	—
Payments for debt issuance costs	(10,075)	—	(10,075)	—
Repayments of borrowings due to affiliates	(304,030)	—	(372,650)	(21,750)
Net transfers (to) from Parent	(18,161)	4,414	(7,378)	11,172
Net cash used in financing activities	17,371	4,414	(40,466)	(10,578)
Effect of exchange rate changes on cash and cash equivalents	(1,149)	1,640	(1,582)	(747)
Net (decrease) increase in cash and cash equivalents	11,972	26,759	(38,218)	49,024
Cash and cash equivalents
Beginning of period	49,600	61,613	99,790	39,348
End of period	$61,572	$88,372	$61,572	$88,372

Supplemental disclosure of cash flow information
Cash paid for interest	$3,156	$8,314	$17,796	$16,827
Cash paid for income taxes	$4,699	$3,255	$14,985	$11,492

Supplemental disclosure of non-cash activities:
Right-of-use assets obtained in exchange for operating lease liabilities	$9,844	$—	$31,079	$5,765
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$1,542	$(103)	$1,542	$19

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(in thousands, except margin data)
GAAP cost of revenue	$12,296	$16,020	$39,124	$46,422
Stock-based compensation expense and related employer-paid payroll taxes	(425)	(192)	(765)	(492)
Amortization of acquired technologies	(1,017)	(6,181)	(4,758)	(18,057)
Acquisition related costs	—	—	—	(2)
Non-GAAP cost of revenue	$10,854	$9,647	$33,601	$27,871

GAAP gross profit	$76,127	$60,279	$217,829	$176,569
Stock-based compensation expense and related employer-paid payroll taxes	425	192	765	492
Amortization of acquired technologies	1,017	6,181	4,758	18,057
Acquisition related costs	—	—	—	2
Non-GAAP gross profit	$77,569	$66,652	$223,352	$195,120
GAAP gross margin	86.1%	79.0%	84.8%	79.2%
Non-GAAP gross margin	87.7%	87.4%	86.9%	87.5%

GAAP sales and marketing expense	$30,178	$21,017	$80,390	$58,424
Stock-based compensation expense and related employer-paid payroll taxes	(4,161)	(1,367)	(6,437)	(3,002)
Acquisition related costs	—	—	—	(1)
Restructuring costs and other	(1)	—	(1)	—
Spin-off costs	(89)	(115)	(448)	(115)
Non-GAAP sales and marketing expense	$25,927	$19,535	$73,504	$55,306

GAAP research and development expense	$14,649	$10,413	$39,192	$31,933
Stock-based compensation expense and related employer-paid payroll taxes	(2,183)	(942)	(3,509)	(2,367)
Restructuring costs and other	—	—	(68)	—
Spin-off costs	(76)	—	(307)	—
Non-GAAP research and development expense	$12,390	$9,471	$35,308	$29,566

GAAP general and administrative expense	$19,888	$13,661	$61,480	$35,190
Stock-based compensation expense and related employer-paid payroll taxes	(5,116)	(3,704)	(10,646)	(6,326)
Acquisition related costs	—	—	87	(37)
Restructuring costs and other	—	(235)	(63)	(302)
Spin-off costs	(2,238)	(1,365)	(13,795)	(1,365)
Non-GAAP general and administrative expense	$12,534	$8,357	$37,063	$27,160

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(in thousands, except margin data)
GAAP operating income	$9,772	$9,161	$24,832	$33,261
Amortization of acquired technologies	1,017	6,181	4,758	18,057
Amortization of acquired intangibles	1,640	6,027	11,935	17,761
Stock-based compensation expense and related employer-paid payroll taxes	11,885	6,205	21,357	12,187
Acquisition related costs	—	—	(87)	38
Restructuring costs and other	1	235	132	302
Spin-off costs	2,404	1,480	14,550	1,480
Non-GAAP operating income	$26,719	$29,289	$77,477	$83,086
GAAP operating margin	11.1%	12.0%	9.7%	14.9%
Non-GAAP operating margin	30.2%	38.4%	30.2%	37.3%

GAAP net income	$1,873	$(1,129)	$(1,943)	$2,784
Amortization of acquired technologies	1,017	6,181	4,758	18,057
Amortization of acquired intangibles	1,640	6,027	11,935	17,761
Stock-based compensation expense and related employer-paid payroll taxes	11,885	6,205	21,357	12,187
Acquisition related costs	—	—	(87)	38
Restructuring costs and other	1	235	132	302
Spin-off costs	2,404	1,480	14,550	1,480
Tax benefits associated with above adjustments	(1,647)	(3,004)	(5,145)	(8,301)
Non-GAAP net income	$17,173	$15,995	$45,557	$44,308

GAAP diluted earnings per share	$0.01	$(0.01)	$(0.01)	$0.02
Non-GAAP diluted earnings per share	$0.10	$0.10	$0.28	$0.28

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(in thousands)
Net income (loss)	$1,873	$(1,129)	$(1,943)	$2,784
Amortization	3,225	12,208	17,261	35,817
Depreciation	2,544	2,092	7,796	5,942
Income tax expense	3,904	3,274	9,597	8,560
Interest expense, net	3,111	6,724	15,711	21,459
Unrealized foreign currency losses	728	273	1,195	1,359
Acquisition related costs	—	—	(87)	40
Spin-off costs	2,404	1,480	14,550	1,480
Stock-based compensation expense and related employer-paid payroll taxes	11,885	6,205	21,357	12,187
Restructuring costs and other	1	235	132	302
Adjusted EBITDA	$29,675	$31,362	$85,569	$89,930
Adjusted EBITDA margin	33.6%	41.1%	33.3%	40.3%

Reconciliation of Unlevered Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

	(in thousands)
Net cash provided by operating activities	$3,070	$25,206	$26,159	$69,513
Capital expenditures(1)	(7,320)	(3,176)	(22,329)	(9,164)
Free cash flow	(4,250)	22,030	3,830	60,349
Cash paid for interest, net of cash interest received	3,156	8,314	17,796	16,827
Cash paid for acquisition-related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items	2,434	2,211	15,681	3,113
Unlevered free cash flow (excluding forfeited tax shield)	1,340	32,555	37,307	80,289
Forfeited tax shield related to interest payments(2)	—	(2,202)	(3,833)	(3,979)
Unlevered free cash flow	$1,340	$30,353	$33,474	$76,310
_______________
(1)Includes purchases of property and equipment and purchases of intangible assets.
(2)Forfeited tax shield related to interest payments assumes a statutory rate of 26.5% for the three and nine months ended September 30, 2021 and 2020.